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LAW DEPARTMENT



                                       October 21, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Sir/Madam:

     As Vice President, Associate General Counsel and Secretary of McDonnell Douglas Corporation ("MDC"), I am of the opinion that the 500,000 shares of Common Stock, $1.00 par value, of MDC (including the Preferred Stock Purchase Rights attached thereto) registered pursuant to the Registration Statement on Form S-8 in connection with which this opinion is filed as an exhibit, when offered and sold pursuant to the McDonnell Douglas Corporation 1994 Performance and Equity Incentive Plan will be validly issued and outstanding, fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5 to the above-mentioned Registration Statement.


                               Very truly yours,




                              /s/ Steven N. Frank
                              --------------------
                              Steven N. Frank
                              Vice President, Associate General
                              Counsel and Secretary